UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pasaje Posta 4789, 6th Floor, Buenos Aires, Argentina C1430EKG
(Address of Principal Executive Offices) (Zip Code)

(+5411) 4640-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 9, 2021, MercadoLibre, Inc. (the “Company”) terminated certain of its outstanding capped call transactions (the “Relevant Capped Call Transactions”).  The Company entered into the Relevant Capped Call Transactions on August 21, 2018, August 29, 2018 and November 7, 2018 to hedge, in part, its obligation to deliver shares of its common stock, par value $0.001 per share (“Common Stock”), upon conversion of its 2.00% Convertible Senior Notes due 2028 (the “Convertible Notes”).  $880,000,000 aggregate principal amount of the Convertible Notes were initially issued, of which $439,092,000 aggregate principal amount remains outstanding as of the date hereof. As consideration for termination of the Relevant Capped Calls, the Company will receive $102,381,910 in cash and 57,047 shares of Common Stock.

On June 7, 2021, the Board of Directors of the Company (the “Board”) authorized the use of part or all of the cash proceeds of terminating the Relevant Capped Call Transactions to repurchase shares of Common Stock (the “Share Repurchases”). The Company expects to conduct the Share Repurchases at any time and from time to time during a period ending on December 31, 2021, in compliance with applicable federal securities laws, through open-market purchases, derivatives transactions and trading plans established in accordance with SEC rules, which may include 10b5-1 plans. The timing of the Share Repurchases will depend on factors including market conditions and prices, the Company’s liquidity requirements and alternative uses of capital, and there is no assurance as to the number of shares of Common Stock that will be repurchased or that there will be any Share Repurchases. The Board’s authorization of the Share Repurchases is additional to the share repurchase authorization that the Board granted in August, 2020 and that expires in August, 2021, for aggregate consideration of up to $350 million, of which, as of the date hereof, the Company has spent approximately $171 million and approximately $179 million remains available.

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts, including any statements as to potential Share Repurchases, are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Statement Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2020, and quarterly report on Form 10-Q for the quarter ended March 31, 2021, and any of MercadoLibre, Inc.’s other applicable filings with the SEC. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: June 10, 2021	By:	/s/ Pedro Arnt

	Name:	Pedro Arnt
	Title:	Chief Financial Officer